Exhibit 10.12

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

DEVELOPMENT AGREEMENT

This development agreement (this Agreement) is effective as of March 29, 2018 (the Effective Date) and entered into by and between Sanofi, having a place of business at 54, rue La Boétie, 75008 Paris, France (Sanofi), and BioNTech RNA Pharmaceuticals GmbH, having a place of business at An der Goldgrube 12, 55131 Mainz, Germany (Biontech). Sanofi and Biontech shall each individually be referred to herein as a Party, and shall be referred to together as the Parties.

RECITALS

A. On November 2nd, 2015, as amended by an amendment letter dated December 14th, 2017, the Parties entered into a Collaboration and License Agreement (the License Agreement) with the desire to collaborate in the research, development and commercialization of RNA-based therapeutics for the treatment of cancer.

B. Under the License Agreement, a Mixture named Licensed Product #1 (as further defined below) has been approved by the Joint Steering Committee as a Licensed Product Candidate in accordance with Section 2.8 of the License Agreement.

C. On [***] Sanofi selected Licensed Product #1 as the first Licensed Product for further Development and Commercialization in accordance with Section 2.9 of the License Agreement and on [***] Biontech exercised its option to co-Develop and to co-Commercialize Licensed Product #1 in the Field in the Biontech Territory in accordance with Section 4.1 of the License Agreement.

D. The Parties now wish to enter into this Agreement in order to jointly Develop Licensed Product #1 in the Field pursuant to the terms and conditions of this Agreement. This Agreement constitutes the Development agreement with respect to Licensed Product #1 under Section 4.1.1 of the License Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby agree as follows:

1. Definitions.

Capitalized terms used in this Agreement shall have the meanings as defined herein, provided that capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the License Agreement.

1.1 Additional Co-Development Costs is defined in Section 6.3.4.

1.2 Approved Co-Development Third Party means a Third Party subcontractor or other Third Party engaged by a Party to perform or assist with any of such Party’s obligations under this Agreement, and which (a) is listed in Schedule A; or (b) has been approved by the Joint Project Team under Section 6.2(h).

1.3 Binding Budget is defined in Section 3.3.1.

1.4 Biontech Co-Development Know-how is defined in Section 4.1.2.

Development Agreement

1.5 Biontech Co-Development Patents is defined in Section 4.2.2.

1.6 Biontech Co-Development Technology means the Biontech Co-Development Know-how and the Biontech Collaboration Patents.

1.7 Budget means a rolling [***] budget set out in the Development Plan with respect to the forecasted Shared Development Costs to be incurred by each Party during each such Calendar Year during the Term, as amended or updated from time to time by the Joint Project Team or the Joint Steering Committee (as the case may be) in accordance with this Agreement.

1.8 Calendar Quarter means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.9 Calendar Year means each successive period of twelve (12) calendar months commencing on January 1, except that the first Calendar Year of the Term shall commence on the Effective Date and end on the day immediately prior to the next to occur January 1, and the last Calendar Year shall end on the last day of the Term.

1.10 Clinical Data means [***] results and analyses [***] generated by or on behalf of either Party or at either Party’s direction, or by or on behalf of the Parties together or at their direction, in the course of the performance of the clinical trials under the Development Plan.

1.11 Clinical Supply Agreement means the Clinical Development and Supply Agreement between the Parties, effective as of October 4th, 2017.

1.12 CMC means “Chemistry, Manufacturing, and Controls” as such term of art is used in the pharmaceutical industry.

1.13 CMC Activities means the activities with respect to Licensed Product #1 set out in the CMC Development Plan (or, for the purposes of Section 2.8.3, 2.8.4 and 2.8.5, the activities with respect to Licensed Product #1 proposed to be included in the CMC Development Plan).

1.14 CMC Development Plan means the development plan setting out the CMC and manufacturing process development activities with respect to Licensed Product #1 as set out in Schedule D, and amended by the Joint Manufacturing Committee or the Joint Steering Committee (as applicable) from time to time pursuant to Section 2.8.5.

1.15 CMC Know-how means the Know-how made, conceived or first reduced to practice by or on behalf of either Party (or its Affiliates), or jointly by or on behalf of the Parties (or their Affiliates), in the conduct of the activities under the CMC Development Plan.

1.16 CMC Patents is defined in Section 4.2.2.

1.17 CMC Technology means the CMC Know-how and CMC Patents.

Development Agreement

1.18 Co-Development Activities means the Development and other activities with respect to the Licensed Product #1 in the Field as specified in or reasonably contemplated by the Development Plan. For the avoidance of doubt, Co-Development Activities exclude the activities set out in the CMC Development Plan.

1.19 Co-Development Background Technology means, with respect to a Party, all Intellectual Property Rights over which such Party has gained Control outside of the scope of the collaboration under the License Agreement (including the activities under this Agreement) during the Term, excluding any Background Technology.

1.20 Co-Development Personnel means the individuals engaged by a Party performing Co-Development Activities, including any of the foregoing who are Project Managers, members of the Joint Steering Committee, Joint Project Team, regulatory personnel, quality assurance personnel, quality control personnel, research personnel, and development personnel.

1.21 Co-Development Report is defined in Section 2.5.

1.22 Co-Development Records is defined in Section 2.6.1.

1.23 CPI means the Consumer Price Index – Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) in the United States.

1.24 Development Plan means the development plan set out in Schedule C and amended or updated from time to time (through the proposal of such amendments or updates to the Joint Steering Committee and the approval of such amendments or updates by the Joint Steering Committee), setting forth in reasonable detail: (i) the clinical Development strategy, (ii) the objectives for Development activities and market access, (iii) Development activities, including clinical trials and regulatory filings, (iv) the definition of countries or regions in which clinical trials shall be conducted, (v) an allocation of each Party’s responsibilities and (vi) timelines and the associated Budget, in each case (i) to (vi), with respect to Licensed Product #1 in the Field intended for approval or Commercialization in the Biontech Territory. For the avoidance of doubt, the Development Plan excludes the CMC Development Plan.

1.25 Effective Date is defined in the introductory paragraph of this Agreement.

1.26 Excluded Clinical Trial Costs is defined in Section 1.48.

1.27 FTE Costs means the cost of the Co-Development Personnel incurred by either Party, calculated at the FTE Rate multiplied by the applicable number of FTEs of Co-Development Personnel of such Party (on the basis of actual hours worked by such Co-Development Personnel on the Co-Development Activities or the activities in support thereof). For the avoidance of doubt, when calculating FTE Costs, any full-time employee who works more than [***] hours over the course of a twelve (12) month period shall count as one (1) FTE.

1.28 FTE Rate means [***] per FTE. Such rate shall be automatically adjusted on an annual basis in accordance with Section 2.2.3.

Development Agreement

1.29 including means “including without limitation” (and include means “include without limitation”).

1.30 Initiation means, with respect to a clinical trial, the first dosing of a human subject with Licensed Product #1 in such clinical trial.

1.31 Joint Financial Committee is defined in Section 6.5.

1.32 Joint Manufacturing Committee means the joint manufacturing committee established under the Clinical Supply Agreement.

1.33 Joint Project Team is defined in Section 6.2.

1.34 License Agreement is defined in the preamble.

1.35 Licensed Product #1 means (a) the Mixture specified in Schedule B; or (b) any modified version of such Mixture as proposed by the Joint Project Team pursuant to Section 6.2(f) and approved by the Joint Steering Committee. For the avoidance of doubt, Licensed Product #1 includes any formulation in the Field of any Mixture described in (a) and (b).

1.36 Patent Documentation is defined in Section 4.8.

1.37 Prosecution and Maintenance (including variations such as Prosecute and Maintain) means, with respect to a Patent Right, the preparation, filing, prosecution and maintenance of such Patent Right, including paying all maintenance and/or governmental fees to maintain such Patent Right in force, and requests for patent term extensions, supplementary protection certificates, and the like with respect to such Patent Right, together with the conduct of reissue proceedings, derivation proceedings, the defense of oppositions, ex parte reexaminations, inter partes reviews, post-grant reviews, and other similar proceedings with respect to such Patent Right.

1.38 Overspent Costs is defined in Section 3.3.2.

1.39 Overspent Costs Notice is defined in Section 3.3.2.

1.40 Project Manager is defined in Section 6.1.

1.41 Regulatory Documentation means all (a) marketing authorizations or registrations or any other approval, registration or authorization which is granted or accepted by a Regulatory Authority in a country in the Biontech Territory that are required for the Development, Manufacture or Commercialization of a Licensed Product #1 in the Field in such country, and all filings and submissions to a Regulatory Authority with respect to any of the foregoing; (b) correspondence, reports and other filings submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) in order to Develop, Manufacture or Commercialize a Licensed Product #1 in the Field in the Biontech Territory.

1.42 Right of Reference means the non-exclusive right to cross reference, copy, incorporate by reference or rely upon any Clinical Data solely for the purposes of obtaining or maintaining Marketing Approval for a pharmaceutical product, including (1) a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b) in the United States, (2) any analogous procedures with respect to biologics or BLAs in the United States and (3) any equivalents thereof outside the United States.

Development Agreement

1.43 SDEA is defined in Section 7.2.

1.44 Sanofi CMC Technology means: (a) the CMC Know-how which is generated by or on behalf of Sanofi (or its Affiliates) or jointly by or on behalf of the Parties (or their Affiliates) in the conduct of the CMC Activities agreed by the Joint Manufacturing Committee (or, if the Joint Manufacturing Committee cannot agree on such matters, approved by the Joint Steering Committee pursuant to Section 6.3.2(c)) for performance by Sanofi under the CMC Development Plan; and (b) the CMC Patents claiming or covering such CMC Know-how.

1.45 Sanofi Co-Development Know-how is defined in Section 4.1.1.

1.46 Sanofi Co-Development Patents is defined in Section 4.2.1.

1.47 Sanofi Co-Development Technology means the Sanofi Co-Development Patents and the Sanofi Co-Development Know-how.

1.48 Shared Development Costs means the out-of-pocket costs and expenses and FTE Costs incurred by either Party or its Affiliate, in each case which are: (1) specifically identifiable to, or reasonably allocable to, any Co-Development Activity [***] and (2) calculated in accordance with IFRS consistently applied, including (to the extent they come within the foregoing):

(a) the costs and expenses associated with the conduct of non-clinical studies [***]

(b) the costs and expenses associated with the conduct of clinical trials [***]

(c) the costs and expenses associated with the preparation, filing, submission, obtaining or maintenance (as applicable) of Regulatory Documentation with respect to any Licensed Product #1 in the Field; and

(d) the costs and expenses with respect to Approved Co-Development Third Parties engaged in the performance of such Co-Development Activity.

Excluded Clinical Trial Costs

[***]

shall be referred to as the Excluded Clinical Trial Costs.

Notwithstanding the foregoing, “Shared Development Costs” shall exclude [***]

1.49 Signing Date means the date of the last signature to this Agreement.

1.50 Tax or Taxes means any federal, provincial, territorial, state, municipal, local, foreign or other taxes and other charges in the nature of a tax.

1.51 Term is defined in Section 9.1.

Development Agreement

1.52 VAT is defined in Section 3.7.3.

1.53 Withholding Tax or Withholding Taxes is defined in Section 3.7.2.

2. Development of Licensed Product #1.

2.1 Development Activities Generally.

2.1.1 Each Party shall:

(a) perform the Co-Development Activities allocated to such Party under the Development Plan in accordance with the terms of this Agreement;

(b) contribute and commit the required resources and use Commercially Reasonable Efforts to meet the objectives set forth in the Development Plan; and

(c) perform its obligations under this Agreement in accordance with the Applicable Law.

2.1.2 The initial Development Plan is set out in Schedule C. No later than [***] (or such other period as agreed by the Joint Steering Committee under Section 6.3.2(f)) prior to the end of each Calendar Year, commencing [***] the Joint Project Team shall review the Development Plan and propose any updates to the Development Plan to the Joint Steering Committee pursuant to Section 6.2(c), such that the Joint Steering Committee can review and approve such proposed updated Development Plan pursuant to Section 6.3.2(b) no later than [***] prior to the end of such Calendar Year. In addition, from time to time, the Joint Project Team shall review any proposal from either Party to amend the Development Plan, for proposal to the Joint Steering Committee pursuant to Section 6.2(c). Upon approval of the Joint Steering Committee of any such update or amendment, the Development Plan shall be deemed to be amended to incorporate such update or amendment.

2.1.3 For clarity, the Development Plan, and accordingly, the Co-Development Activities, shall exclude any CMC Activities conducted under the CMC Development Plan.

2.2 Allocation of Resources/Subcontracting.

2.2.1 Each Party agrees to primarily use its or its Affiliates’ internal resources and capacities to fulfil such Party’s respective obligations under the Development Plan. Each Party shall use Commercially Reasonable Efforts to minimize the delegation of its obligations hereunder to a Third Party subcontractor (including contract research organizations).

2.2.2 Each Party may subcontract any of its obligations under this Agreement to any of its Affiliates or one or more Approved Co-Development Third Parties, provided that: (i) none of the rights of the other Party are diminished or are otherwise adversely affected as a result of such subcontracting and (ii) the Approved Co-Development Third Party undertakes in writing all obligations of confidentiality and non-use regarding both Parties’ Confidential Information which are substantially the same as those undertaken by the Parties under the License Agreement. In the event that a Party performs one or more of its obligations under this Agreement through any such Affiliate or Approved Co-Development Third Party, then such Party shall at all times be responsible for the performance by such Affiliate or Approved Co-Development Third Party of such Party’s obligations hereunder.

Development Agreement

2.2.3 All internal Co-Development Personnel of each Party (or its Affiliates) shall be expressed in terms of FTEs. The FTE Rate shall be adjusted on an annual basis, the first adjustment shall be on January 1, 2019 and thereafter each adjustment shall be on January 1 of each succeeding Calendar Year. Each such adjustment shall be calculated by increasing the FTE Rate as of December 31, 2018 by the percentage increase in the CPI as of December 31 of the then most recently ended Calendar Year over the level of the CPI on December 31, 2018.

2.3 Conduct of Clinical Trials. Sanofi shall act as the sponsor of any clinical trial conducted pursuant to the Development Plan, provided that Sanofi shall consider in good faith whether to use Biontech’s resources in regions where such internal resources are available [***] and whether in certain circumstances Biontech shall be the co-sponsor or sponsor of selected clinical trials. The Party acting as sponsor (or co-sponsor, as applicable) shall ensure that any such clinical trial (for which it is sponsor (or co-sponsor, as applicable)) is performed in accordance with this Agreement, the applicable protocol and Applicable Law, and the other Party shall provide such Party with any assistance as reasonably requested by such Party, in order for such Party to fulfil its obligations as sponsor (or co-sponsor) of such clinical trial. Each Party shall mention or list the other Party as collaborator (e.g. “in collaboration with BioNTech RNA Pharmaceuticals GmbH” or “in collaboration with Sanofi”, as applicable)) (and the other Party hereby agrees to such mention or listing) in the relevant clinical trial databases and registers (e.g. clinicaltrials.gov (or equivalent)), in public materials published by such Party in relation to all clinical trials conducted pursuant to the Development Plan and, to the extent reasonably practicable, on labels of vials used in such clinical trials, as well as when either Party formally presents the Development program under this Agreement at conferences, provided that, prior to any such mention, listing or publication the Parties have agreed in writing the form of information that can be used in such mentions, listings or publications, and all mentions, listings and publications of a Party as collaborator under this Section 2.3 shall be made in all cases in a manner and to the extent consistent with Applicable Law and such agreed form of information.

2.4 Biomarker Execution. [***]

2.5 Reporting. Each Party shall keep the other Party reasonably informed as to its progress, results (including the development of any technology or invention), status and plans with respect to the Co-Development Activities performed by or on behalf of such Party through the provision of periodic, informal oral reports to the other Party’s Project Manager. Without limiting the foregoing, each Party shall provide to the other Party a [***] written report (the Co-Development Report) delivered no later than [***] following the end of each [***] such written report shall set out detailed particulars of the following items: (a) the Co-Development Activities performed by such Party during such [***] (b) the data, results and other Intellectual Property Rights made, conceived and first reduced to practice in the conduct of such Co-Development Activities by or on behalf of such Party; (c) the status of preparation for the planned Co-Development Activities to be performed in the upcoming [***] and the status of such activities; and (d) any other relevant information determined by the Joint Project Team to be included in such report pursuant to Section 6.2(i).

Development Agreement

2.6 Maintenance of Records.

2.6.1 During the Term and for a period of at [***] after the Term (or, if longer, a period required by Applicable Law), each Party shall maintain records reflecting the work done and the results achieved in its performance of the Development Plan (the Co-Development Records), such records shall be in a reasonable level of detail customary for companies engaged in pharmaceutical research. Without limiting the foregoing, such records shall be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes in compliance with Applicable Law.

2.6.2 Each Party shall make its Co-Development Records available for inspection by the other Party or its representative, during normal business hours and upon reasonable notice, upon reasonable written request of the other Party. Upon request by each Party, the other Party shall deliver to the requesting Party copies of all its Co-Development Records (which may include copies in an electronic format readily accessible by the requesting Party), provided that the requesting Party shall reimburse the reasonable and documented out-of-pocket costs incurred by the other Party in connection with the preparation and delivery of such copies. Each Party shall not be obliged to: (a) provide the other Party with access to its Co-Development Records or (b) deliver to the other Party copies of its Co-Development Records, in each case (a) and (b), more than [***].

2.7 Ownership of Clinical Data. Sanofi shall exclusively own all Clinical Data [***] Each Party acknowledges and agrees that Section 4.1.2 of the License Agreement shall not apply to such Clinical Data.

2.8 Manufacturing and Clinical Supply of Licensed Product #1.

2.8.1 The Parties’ respective responsibilities relating to the Manufacturing and supply of Licensed Product #1 to be used for Phase I Clinical Trials and Phase II Clinical Trials are set forth in the Clinical Supply Agreement and the License Agreement. If the Joint Steering Committee approves any modification to the Licensed Product #1 set out in Schedule B pursuant to Section 6.3.2(d), at Sanofi’s request, the Parties shall promptly update Appendix 1 of the Clinical Supply Agreement, such that the Licensed Product #1 incorporating such modification shall constitute a Drug Product under the Clinical Supply Agreement.

2.8.2 Biontech shall: (a) subject to Section 2.8.3, be responsible for the performance of all CMC Activities with respect to Licensed Product #1 under the CMC Development Plan; (b) perform the CMC Activities allocated to Biontech under the CMC Development Plan in accordance with the terms of this Agreement, and (c) contribute and commit the required resources and use Commercially Reasonable Efforts to meet the objectives set forth in the CMC Development Plan.

2.8.3 If either Party wishes Sanofi to perform any CMC Activities with respect to Licensed Product #1, such Party shall propose to the Joint Manufacturing Committee an update to the CMC Development Plan reflecting such CMC Activities to be performed by Sanofi, and Sanofi may perform such CMC Activities if agreed by the Joint Manufacturing Committee or, if the Joint Manufacturing Committee cannot reach agreement on such matter, upon the approval by the Joint Steering Committee pursuant to Section 6.3.2(c) of such update to the CMC Development Plan.

Development Agreement

2.8.4 The initial version of the CMC Development Plan is set out in Schedule D. Thereafter, the Joint Manufacturing Committee shall discuss and approve any amendments to the CMC Development Plan proposed by either Party under Section 2.8.5(a) (provided, with respect to any proposed amendments to the CMC Development Plan to provide for Sanofi’s performance of any CMC Activities, if the Joint Manufacturing Committee cannot agree on such matters, the Joint Steering Committee shall decide whether Sanofi may perform such CMC Activities pursuant to Section 6.3.2(c)). Biontech shall keep the Joint Manufacturing Committee fully informed as to its progress, results (including the development of any technology or inventions), status and plans for performing and implementing the CMC Development Plan, including by periodic, informal oral reports to the Joint Manufacturing Committee, and by providing a quarterly report to the Joint Manufacturing Committee with respect to CMC Activities performed under the CMC Development Plan delivered no later than [***] following the end of every [***], such written report shall set out detailed particulars of the following items: (a) the CMC Activities performed under the CMC Development Plan during such [***]; (b) the data, results and other Intellectual Property Rights made, conceived and first reduced to practice in the performance of such CMC Activities; (c) the status of preparation for the planned CMC Activities to be performed under the CMC Development Plan in the upcoming [***] and the status of such CMC Activities; and (d) any other relevant information determined by the Joint Manufacturing Committee to be included in such report pursuant to Section 2.8.5(b).

2.8.5 The Joint Manufacturing Committee shall be responsible for discussing and approving: (a) any amendments to the CMC Development Plan as proposed by either Party; and (b) the information to be included in the quarterly written reports described in Section 2.8.4. If the members of the Joint Manufacturing Committee cannot agree on such matters, notwithstanding anything to the contrary in Section 3.3.6 of the License Agreement and Sections 9.4 and 9.5 of the Clinical Supply Agreement: (i) with respect to any proposed amendment or update to the CMC Development Plan to provide for Sanofi’s performance of any CMC Activities as described in Section 2.8.4, such matter shall be referred to the Joint Steering Committee for decision under Section 6.3.2(c); and (ii) with respect to any other matter, Sanofi shall have the deciding vote, and the third sentence of Section 9.5 of the Clinical Supply Agreement shall not apply with respect to such matter.

2.8.6 For the avoidance of doubt, the Manufacture and supply of any Licensed Product #1 for use in Phase III Clinical Trials pursuant to the Development Plan are subject to Sections 3.3.3 to 3.3.6 of the License Agreement.

3. Development Costs.

3.1 Development Costs related to the Biontech Territory. All Shared Development Costs shall be shared between the Parties pursuant to the following scheme:

[***]

3.2 Development Costs not related to the Biontech Territory. Sanofi shall remain solely responsible [***].

Development Agreement

3.3 Budget.

3.3.1 Annual Development Plan Budget.

(a) The Budget shall include particulars of the Shared Development Costs which each Party is reasonably expected to incur with respect to its Co-Development Activities during [***] period. Each Party acknowledges and agrees that [***] the Binding Budget). The initial Binding Budget is set out in Schedule C to this Agreement. Thereafter, the Budget shall be updated in accordance with Section 3.3.1(b).

(b) No later than [***] (or such other period as agreed by the Joint Project Team under Section 6.2(p)) prior to the end of [***], the Parties’ respective Joint Project Team representatives shall in good faith discuss the Budget: (i) if such Calendar Year is [***] or [***], for the following [***] Calendar Year period (excluding the Calendar Year(s) comprising the then-current Binding Budget); or (ii) if such Calendar Year is [***] or any Calendar Year thereafter, [***], in each case (i) and (ii), pursuant to Section 6.2(d), and shall submit a proposed Budget to the Joint Financial Committee for review and comments. The Joint Project Team shall consider any comments from Joint Financial Committee with respect to such proposed Budget and may (but shall not be required to) amend such proposed Budget accordingly. Thereafter, the Joint Project Team shall submit the proposed Budget to the Joint Steering Committee for review and approval under Section 6.3.2(b), such that such proposed Budget shall be approved by the Joint Steering Committee no later than [***] prior to the end of such Calendar Year. In addition, the Joint Project Team may discuss any amendment to the Binding Budget pursuant to Section 6.2(d) and propose such amendment to the Joint Steering Committee for approval under Section 6.3.2(c). Notwithstanding the foregoing, from time to time, the Joint Project Team may approve any amendment to the Binding Budget with respect to the then-current Calendar Year under Section 6.2(e) without having to propose such amendment to the Joint Steering Committee, if the proposed amended Binding Budget will not deviate by [***] or more from the Binding Budget for such Calendar Year as of the first day of such Calendar Year.

3.3.2 Overspent Costs.

(a) Each Party shall promptly inform the other Party if it reasonably determines that it will or is likely to incur, or has incurred, any Shared Development Costs during any Calendar Year above [***] of the aggregate Shared Development Costs allocated to such Party in the Binding Budget with respect to such Calendar Year (the Overspent Costs), such notice shall set out the amount of estimated or actual Overspent Costs in question (the Overspent Costs Notice).

(b) Upon the submission of an Overspent Costs Notice from one Party to the other Party under Section 3.3.2(a), either Party may escalate the matter to the Joint Steering Committee. Upon such escalation, the Joint Steering Committee shall promptly (and in any event, no later than [***] after such escalation) discuss and decide whether the Binding Budget shall be amended.

(c) For the avoidance of doubt, if the Joint Steering Committee has approved an amendment to the Binding Budget for the relevant Calendar Year reflecting the Overspent Costs in question, such Overspent Costs shall continue to constitute Shared Development Costs.

(d) If the Joint Steering Committee has not approved an amendment to the Binding Budget for the relevant Calendar Year reflecting the Overspent Costs in question, then such Overspent Costs shall not be considered Shared Development Costs.

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3.3.3 Reporting. Shared Development Costs and the Excluded Clinical Trial Costs shall initially be borne by the Party (or its Affiliate) incurring such cost or expense. Each Party shall report to the other Party [***] the Shared Development Costs and any Excluded Clinical Trial Costs incurred by such Party (or its Affiliate) during [***] Such report shall include the details necessary to enable the receiving Party to compare the reported Shared Development Costs against the applicable Budget, including specifying in reasonable detail all Shared Development Costs and any Excluded Clinical Trial Costs incurred by such Party (or its Affiliate) during such [***] whereby all FTE Costs and out-of-pocket costs or expenses with respect to Shared Development Costs shall be allocated to the extent possible to a specific activity under the Development Plan. The Parties shall seek to resolve any questions related to such reports within [***] following receipt by each Party of the other Party’s report hereunder.

3.3.4 Invoicing and Reconciliation of Shared Development Costs. Following the end of each [***] (1) if Sanofi (or its Affiliates), but not Biontech (or its Affiliates), have incurred Shared Development Costs with respect to such [***] then Sanofi may submit an invoice to Biontech with respect to Biontech’s share of the Shared Development Costs for such [***] in accordance with the scheme set out in Section 3.1; and (2) otherwise, the Shared Development Costs borne by each Party or its Affiliate with respect to such [***] shall be reported and reconciled as follows:

(a) no later than [***] after the end of such [***] (provided that, Sanofi shall not be obliged to observe such timeframe if Biontech fails to provide the report described in, and within the [***] period set out in, Section 3.3.3), Sanofi shall submit to Biontech a proposed reconciliation report, setting out the particulars with respect to the reconciliation of the Shared Development Costs incurred by each Party or its Affiliate with respect to such [***]. For the purposes of such reconciliation, the Shared Development Costs incurred by each Party or its Affiliate shall be shared between the Parties in accordance with the scheme set out in Section 3.1;

(b) if Biontech disagrees with such reconciliation report, Biontech may, no later than [***] after Sanofi’s submission of the proposed reconciliation report to Biontech, request the Joint Financial Committee to review such report under Section 6.5.2(a);

(c) (1) upon any confirmation by Biontech to Sanofi of its acceptance of such reconciliation report; (2) if Biontech has not requested the Joint Financial Committee to review and discuss such reconciliation report within the [***] period described in clause (b) above, upon the expiry of such [***] period; or (3) if Biontech has requested the Joint Financial Committee to review such reconciliation report within such [***] period, upon approval of such reconciliation report by the Joint Financial Committee:

(i) if the Shared Development Costs incurred by Biontech or its Affiliate in such [***] is less than its agreed share of Shared Development Costs during such [***], Sanofi or its Affiliate shall deliver an invoice to Biontech for any amounts due to Sanofi as a result of such reconciliation;

(ii) if the Shared Development Costs incurred by Sanofi or its Affiliate in such [***] is less than its agreed share of Shared Development Costs during such [***] Sanofi shall notify Biontech that Biontech should issue an invoice to Sanofi for any amounts due to Biontech as a result of such reconciliation,

Development Agreement

(d) each Party shall pay the relevant reconciliation payment to the respective other Party within [***] days following receipt of the respective invoice from the other Party.

3.4 Records and Audit Rights. Each Party shall keep complete and accurate records for all of its Shared Development Costs, including the details of the FTEs allocated to the performance of its Co-Development Activities based on the actual hours of work spent on such performance. Each Party shall make such records available to the other Party upon request. For the avoidance of doubt, such records shall constitute the records reasonably necessary to verify the accuracy of the costs associated to the applicable Party’s Development activities under Section 4.5 of the License Agreement, and the provisions of Section 4.5 of the License Agreement shall apply with respect to such records accordingly.

3.5 Payment. All payments to be made by one Party to the other Party under this Agreement shall be made in Euros by bank wire transfer without deduction for wire transfer fees in immediately available funds to such bank account designated in writing by the receiving Party to the paying Party from time to time.

3.6 Accounting and Currency. Shared Development Costs and Excluded Clinical Trial Costs shall be calculated, recorded and reported under this Agreement in accordance with the last updated IFRS and in Euros. In the case of Shared Development Costs and Excluded Clinical Trial Costs which are initially incurred in a currency other than Euros, exchange conversion of such amounts into Euros shall be made on a [***] basis and shall be made consistent with the incurring Party’s normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rates.

3.7 Taxes.

3.7.1 Each Party shall be solely responsible for the payment of all Taxes imposed on such Party’s income arising directly or indirectly from the activities of the Parties under this Agreement. [***]

3.7.2 [***]

3.7.3 All payments between the Parties under this Agreement are exclusive of applicable statutory value added tax (VAT), if any, which shall be listed separately on each invoice. [***]

4. Intellectual Property and Licensed Products.

4.1 Each Party acknowledges and agrees that:

4.1.1 Sanofi shall solely own all Know-how made, conceived or first reduced to practice:

(a) by or on behalf of Biontech (or its Affiliates) or jointly by or on behalf of the Parties (or their Affiliates) in the conduct of the Co-Development Activities, to the extent such Know-how: (i) is necessary or useful for Developing, Commercializing or otherwise using Licensed Product #1; (ii) if patented, would encompass an activity or composition that is necessary or useful for the Development, Commercialization or other use of Licensed Product #1; or (iii) is otherwise related to Licensed Product #1. [***]

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(b) by or on behalf of Sanofi (or its Affiliates) in the conduct of the Co-Development Activities; and

(c) by or on behalf of either Party (or its Affiliates) or jointly by or on behalf of the Parties (or their Affiliates) in the conduct of activities in connection with the preparation of the clinical trials with respect to Licensed Product #1 [***] to the extent such activities were conducted before the Effective Date, together (a), (b) and (c), the Sanofi Co-Development Know-how.

4.1.2 Biontech shall solely own:

(a) all Know-how made, conceived or first reduced to practice by or on behalf of Biontech (or its Affiliates) in the conduct of the Co-Development Activities to the extent such Know-how does not constitute Sanofi Co-Development Know-how (the Biontech Co-Development Know-how); and

(b) all CMC Know-how.

4.2 As between the Parties:

4.2.1 Sanofi shall: (a) have the exclusive right (but not the obligation), at its sole expense and sole discretion, to control the Prosecution and Maintenance and enforcement of all Patent Rights claiming or otherwise covering any Sanofi Co-Development Know-how (the Sanofi Co-Development Patents) and (b) solely own the Sanofi Co-Development Patents; and

4.2.2 Biontech shall: (a) have the exclusive right (but not the obligation), at its sole expense and sole discretion, to control the Prosecution and Maintenance and enforcement of all Patent Rights claiming or otherwise covering any Biontech Co-Development Know-how (the Biontech Co-Development Patents) and all Patent Rights claiming or otherwise covering any CMC Know-how (the CMC Patents) and (b) solely own the Biontech Co-Development Patents and the CMC Patents.

For the avoidance of doubt, for the purposes of interpretation of Section 1.44(b) and this Section 4.2, Sanofi Co-Development Know-how, Biontech Co-Development Know-how and CMC Know-how shall not cease to be Know-how to the extent it is disclosed or claimed by a Sanofi Co-Development Patent, Biontech Co-Development Patent or CMC Patent (as applicable).

4.3 For the purposes of Section 7.3.2(a)(ii) (Research license to Biontech), and Section 7.3.2(b)(ii) (Co-Development and Co-Commercial License (Biontech Option Product) to Biontech) of the License Agreement only, Sanofi Co-Development Technology shall constitute Joint Collaboration Technology (and accordingly, Sanofi Co-Development Technology shall constitute Sanofi Technology).

4.4 For the purposes of Section 7.3.1(a) (Research license to Sanofi) and Section 7.3.1(b)(iii) (Co-Development and Co-Commercial License (Sanofi Option Product) to Sanofi) of the License Agreement, Biontech Co-Development Technology and CMC Technology shall constitute Biontech Technology.

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4.5 Sanofi hereby grants to Biontech:

4.5.1 an exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide license, with the right to sublicense (subject to Section 4.13), under the Sanofi Co-Development Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized Licensed Products outside of the Field and Discarded Mixtures;

4.5.2 a non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide license, with the right to sublicense (subject to Section 4.13), under the Sanofi Co-Development Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized any product in and outside the Field (excluding any Licensed Product and any Discarded Mixture); and

4.5.3 a non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide, royalty-free license, with the right to sublicense (subject to Section 4.13), under the Co-Development Background Technology of Sanofi to the extent required by Biontech for the co-Development and/or the co-Commercialization of Licensed Product #1 in accordance with this Agreement and/or Commercialization agreement concluded in relation to Licensed Product #1 under Section 4.1.3 of the License Agreement.

[***]

4.6 Biontech hereby grants to Sanofi:

4.6.1 an exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide license, with the right to sublicense (subject to Section 4.13), under the Biontech Co-Development Technology and the CMC Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized Licensed Products in the Field;

4.6.2 a non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide license, with the right to sublicense (subject to Section 4.13), under the Biontech Co-Development Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized any product in and outside the Field (excluding any Licensed Product and any Discarded Mixture);

4.6.3 a non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide license, with the right to sublicense (subject to Section 4.13), under the Sanofi CMC Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized products (other than Licensed Products and Discarded Mixtures) in the field of Intratumoral Administration of any agent for any indication; and

4.6.4 a non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4 of the License Agreement as incorporated into this Agreement under Section 11.4), worldwide, royalty-free license, with the right to sublicense (subject to Section 4.13), under the Co-Development Background Technology of Biontech to

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the extent required: (a) for the Development and Commercialization of Licensed Product #1 in the Field, and (b) by Sanofi for the co-Development and/or co-Commercialization of any Sanofi Option Product which constitutes Licensed Product #1 in accordance with the Development and/or Commercialization agreement concluded in relation to such Sanofi Option Product under Section 4.2.5 of the License Agreement.

[***]

4.7 For the avoidance of doubt, Background Technology, Joint Collaboration Technology (other than for the purposes set out in Section 4.3) Biontech Collaboration Technology (other than for the purposes set out in Section 4.4), Licensed Product Patents, Sanofi Foreground Technology, Biontech Foreground Technology and Joint Foreground Technology shall exclude any Co-Development Technology and CMC Technology, and Section 7.2.3 and the last sentence of Section 7.1 of the License Agreement shall not apply with respect to any Co-Development Technology or CMC Technology.

4.8 With respect to the Co-Development Patents and CMC Patents, each Party shall (a) provide the other Party with written notice reasonably in advance of: (i) any filing of such Patent Rights for which it controls the Prosecution and Maintenance pursuant to Section 4.2 above; and (ii) any other substantive submissions and correspondence to patent office(s) with respect to the Prosecution and Maintenance of such Patent Rights; (b) provide the other Party with any final drafts of any application for such Patent Right to be filed or such substantive submission or correspondence (such application, submissions and correspondence, the Patent Documentation) reasonably in advance of its filing or submission and consider in good faith the incorporation of reasonable comments by the other Party thereon; (c) provide the other Party with a copy of all Patent Documentation once it has been filed or otherwise submitted; (d) provide the other Party with copies of any substantive communications received from patent office(s) with respect to such Patent Rights; (e) notify the other Party of any: [***] and (f) provide the other Party with written notice as early as possible (in any event, no later than [***] prior to abandoning any such Patent Rights. Each Party shall cause its employees, agents or consultants, at its expense, to execute such documents and to take such other actions as reasonably necessary or appropriate to enable the other Party to prepare, file, Prosecute and Maintain such Patent Rights. In the event that either Party provides the other Party with the written notice described in clause (f) prior to abandoning any Patent Rights, then the other Party shall have the option, exercisable by delivery of written notice thereof within [***] thereafter, to assume the right (but not the obligation), at its sole expense and sole discretion, to control the Prosecution and Maintenance of such Patent Right.

4.9 Patent Enforcement

4.9.1 Each Party (Enforcing Party) shall have the first right (but not the obligation), at its sole discretion, to control the enforcement or otherwise abate the infringement of any Patent Rights Prosecuted and Maintained by it in accordance with Section 4.2 above. [***]

4.9.2 [***]

4.10 Each Party shall perform such lawful acts and execute such documents as requested by the other Party from time to time in order to reasonably assist the other Party in the Prosecution and Maintenance and enforcement activities described in this Section 4.

4.11 Each Party shall ensure that all employees and other persons acting on its behalf in performing its obligations under this Agreement shall be obligated, either pursuant to Applicable Law or pursuant to a binding written agreement, to assign to it, or as it shall direct, all inventions made or conceived by such employees or other persons.

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4.12 No rights or licenses with respect to any Intellectual Property Rights Controlled by either Party are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement or the License Agreement.

4.13 Each Party acknowledges and agrees, that the licenses and rights set out in Sections 4.5 and 4.6 of this Agreement shall be sublicensable on the same terms of Section 7.3.4(a) of the License Agreement, and in addition, the licenses set out in Sections 4.5.1, 4.5.3, 4.6.1 and 4.6.4 shall be sublicensable under the same terms of Sections 7.3.4(b) and 7.3.4(c) of the License Agreement.

4.14 [***]

4.15 [***]

5. Profit Sharing.

For the avoidance of doubt, the profit sharing within the Biontech Territory pursuant to Section 4.1.6 of the License Agreement as well as the financial terms (e.g. milestone and royalty payments) agreed for countries outside the Biontech Territory pursuant to Section 6 of the License Agreement shall remain unaffected by this Agreement.

6. Governance.

6.1 Project Managers. Each Party shall designate a Development project manager (Project Manager) to act as its primary contact for all operational matters related to this Agreement. Each Project Manager shall be responsible for implementing and coordinating activities hereunder and facilitating the exchange of information between the Parties. Either Party may replace its Project Manager at any time by informing the other Party’s Project Manager in advance in writing (which may be by email).

6.2 Joint Project Team. The Parties shall establish a joint project team (the Joint Project Team) made up of the Project Manager and at least [***] other representatives from each Party, which shall be responsible for coordinating all activities under this Agreement. Each Party may replace any of its Joint Project Team representatives upon prior notice to the other Party. In particular, the Joint Project Team shall be responsible for:

(a) the review and discussion of the Development Plan and underlying objectives for Licensed Product #1 in the Field, [***]

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(b) co-ordinating the implementation of the Development Plan and the associated Budget;

(c) the review and discussion of any proposed amendment or update to the Development Plan, whether during the annual review under Section 2.1.2 or from time to time during the Term, and the proposal of such amendment or update to the Joint Steering Committee for approval;

(d) the review and discussion of: (i) the Budget for the applicable period pursuant to the annual review under Section 3.3.1(b), taking into account of any comments provided by the Joint Financial Committee under Section 6.5.2(b) and the applicable forecast prepared by the Joint Financial Committee under Section 6.5.2(c); and (ii) any other proposed amendment to the Binding Budget, and the proposal of each such amended Budget to the Joint Steering Committee for approval;

(e) the review and approval of any proposed amendment(s) to the Binding Budget with respect to the then-current Calendar Year, provided that such Binding Budget shall not deviate by [***] or more from the Binding Budget for such Calendar Year as of the first day of such Calendar Year;

(f) the review and discussion of the proposal by either Party of any modification to the Licensed Product #1 [***]

(g) discussion and approval of which party should be responsible for the performance of which Co-Development Activities [***].

(h) discussion and approval of any Third Party proposed to be engaged by a Party to perform or assist with its obligations under this Agreement;

(i) review and discussion of any Co-Development Reports, and discuss and agree whether additional information should be included in future Co-Development Reports;

(j) oversight of all clinical and regulatory matters with respect to the Licensed Product #1 in the Field;

(k) the preparation and review of all material Regulatory Documentation with respect to the Licensed Product #1 in the Field;

(l) the coordination with the Joint Manufacturing Committee in relation to the CMC Development Plan and the forecasting of Drug Products for Clinical Trials (as defined in the Clinical Supply Agreement);

(m) discussion and agreement on target product profiles;

(n) periodically update the Joint Steering Committee with respect to Co-Development Activities performed and other relevant matters;

(o) facilitating the sharing of data and information between the Parties in relation to the Development activities under the Development Plan, regulatory filings and regulatory approvals;

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(p) discussion and agreement of any alternative timeframe with respect to the discussion of, and submission to the Joint Financial Committee, a proposed Budget by the Joint Project Team as part of the annual review under Section 3.3.1(b); and

(q) any other responsibilities allocated to the Joint Project Team by the Joint Steering Committee.

6.3 Decisions of the Joint Project Team/Escalation/Joint Steering Committee.

6.3.1 The quorum for each Joint Project Team meeting shall be at least one (1) Joint Project Team representative from each Party. Each Party shall have one collective vote in all decisions of the Joint Project Team with respect to matters falling within its responsibility, and shall use good faith efforts to decide such matters unanimously. If consensus cannot be reached by the Joint Project Team, the relevant matter shall be escalated to the Joint Steering Committee for discussion and decision.

6.3.2 Each Party hereby acknowledges and agrees that, notwithstanding the last sentence of Section 11.2.2 of the License Agreement, the Joint Steering Committee shall be responsible for:

(a) the discussion and agreement of any matter escalated by the Joint Project Team or the Joint Financial Committee under Section 6.3.1 or Section 6.5.3 (as applicable) for resolution by the Joint Steering Committee;

(b) the discussion and agreement of updates to the Development Plan as part of the annual review under Section 2.1.2 or updates to the Budget as part of annual review under Section 3.3.1(b) on an annual basis, each such annual update shall be approved no later than [***] prior to the end of the relevant Calendar Year;

(c) the discussion and agreement of any other amendment or update to the Development Plan or the Budget, and any amendment or update of the CMC Development Plan to allocate any CMC Activities for performance by Sanofi as referred by the Joint Manufacturing Committee under Section 2.8.5;

(d) the discussion and agreement of any modification to the Licensed Product #1 set out in Schedule B;

(e) [***]

(f) the discussion and agreement of any alternative timeframe with respect to the review of, and submission to the Joint Steering Committee of, any updates to a Development Plan by the Joint Project Team, as part of an annual review under Section 2.1.2, in the case of (b) to (d), as proposed by the Joint Project Team to the Joint Steering Committee pursuant to Sections 6.2(c) or Section 6.2(d) (as applicable), or, in the case of (c) and with respect to the Budget, as proposed by either Party under Section 3.3.2 to reflect the Overspent Costs in question.

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6.3.3 If the Joint Steering Committee cannot agree unanimously on any matter set out in Sections 6.3.2(a) to (d) (inclusive) and (f):

(a) if such matter constitutes an amendment or update to the then-current Binding Budget, which causes an increase of Biontech’s aggregate share of budgeted Shared Development Costs with respect to [***] covered by then-current Binding Budget by an amount equal [***] or more, the third and fourth sentences of Section 11.2.4 of the License Agreement and the first two sentences of Section 13.7 of the License Agreement shall apply (but the last two sentences of Section 13.7 of the License Agreement shall not apply). If the Parties’ CEOs are unable to settle any dispute with respect to such matter escalated to them within thirty (30) days from the date that the dispute has been escalated to the CEOs, then Sanofi shall have the deciding vote with respect to such matters; and

(b) otherwise, the third and fourth sentences of Section 11.2.4 of the License Agreement and the last three sentences of Section 13.7 of the License Agreement shall not apply with respect to such matters, and Sanofi shall have a deciding vote with respect to such matters (for the avoidance of doubt, without having to escalate such matter to the Parties’ CEOs).

For the avoidance of doubt, any matter set out in Section 6.3.3(a) which is so decided by the Parties’ CEOs pursuant to Section 13.7 of the License Agreement and any matter set out in Sections 6.3.3(a) and 6.3.3(b) which is so decided by Sanofi through its exercise of its deciding vote, shall be treated as having been agreed or approved by the Joint Steering Committee for the purposes of this Agreement.

6.3.4 If, during each of Calendar Year [***], Sanofi exercises its final decision-making authority to approve any amendment or update to the Binding Budget (covering any such Calendar Year) which causes an increase in Biontech’s share of Shared Development Costs with respect to such Calendar Year (compared with its share of Shared Development Costs had such amendment or update to the Binding Budget not been implemented), then Biontech shall not be required to pay to Sanofi the amount of such increase (the Additional Co-Development Costs) [***] provided that: (i) Biontech shall not be required to pay more than [***]

6.3.5 The Joint Project Team shall not have the authority to amend or modify the terms and conditions of this Agreement or the License Agreement (save for the amendment of the Development Plan and the Budget in accordance with this Section 6.3) or to waive any obligation of either Party under this Agreement or the License Agreement.

6.4 Meetings of the Joint Project Team. The Joint Project Team shall meet as soon as reasonably practicable after the Signing Date (in any event, no later than [***] after the Signing Date), and thereafter, no less than once every [***], and more often as reasonably considered necessary at the request of either Party, to, among other matters, provide an update on the progress of the Development activities hereunder. The Joint Project Team may meet in person or by means of teleconference, internet conference, videoconference or other similar communications equipment, provided that at least [***] shall be conducted in person in each Calendar Year. Minutes of all meetings of the Joint Project Team shall be prepared by or on behalf of such representative of the Joint Project Team of either Party as the Joint Project Team may from time to time agree and shall be transmitted by such representative of such Party to all members of the Joint Project Team within [***] after the date of the meeting. The minutes shall be deemed to be approved by the other Party if the other Party does not object within [***] receipt.

6.5 Joint Financial Committee.

6.5.1 Each Party shall designate [***] representatives which together shall constitute the joint financial committee (Joint Financial Committee), which shall be formed no later than [***] after the Signing Date. Each Party may replace any of its Joint Financial Committee representatives upon prior notice to the other Party.

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6.5.2 The Joint Financial Committee shall be responsible for:

(a) review and approval of any reconciliation report as requested by Biontech under Section 3.3.4(b);

(b) review of the proposed Budget submitted by the Joint Project Team under Section 3.3.1(b), and submission of any comments to the Joint Project Team with respect to such proposed Budget within [***] of its receipt of the proposed Budget from the Joint Project Team;

(c) during each Calendar Quarter, preparation of a forecast of Shared Development Costs reasonably expected to be incurred by each Party with respect to the immediately subsequent Calendar Quarter; and

(d) preparation of necessary documentation to support strategic financial decisions of the Joint Steering Committee in connection with the Development Plan.

6.5.3 The quorum for each Joint Financial Committee meeting shall be at least one (1) representative from each Party. Each Party shall have one collective vote in all decisions of the Joint Financial Committee with respect to matters falling within its responsibility, and shall use good faith efforts to decide all such matters unanimously. If consensus cannot be reached by the Joint Financial Committee, the relevant matter shall be escalated to the Joint Steering Committee for discussion and decision. If the Joint Steering Committee cannot agree on such matter unanimously, the fourth sentence of Section 11.2.4 (and accordingly Section 13.7) of the License Agreement shall apply with respect to such matter accordingly, except that, the reference to “Parties’ CEOs” in Section 13.7 shall instead be deemed to be a reference to Biontech’s CEO and Sanofi’s Chief Financial Officer with respect to such matter, and any such matter to the extent approved or agreed by the Joint Steering Committee or Biontech’s CEO and Sanofi’s Chief Financial Officer under Section 13.7 of the License Agreement (as applicable) shall be treated as having been agreed or approved by the Joint Financial Committee for the purposes of this Agreement. The Joint Financial Committee shall not have the authority to amend or modify the terms and conditions of this Agreement or the License Agreement or to waive any obligation of either Party under this Agreement or the License Agreement.

7. Pharmacovigilance and Regulatory Matters.

7.1 Regulatory Matters. Sanofi or its Affiliate shall have the exclusive right (but not the obligation) to file, submit and maintain any Regulatory Documentation in its name (and such Regulatory Documentation, to the extent filed by Sanofi or its Affiliate, shall be the sole property of Sanofi (or its Affiliate, as applicable)), unless otherwise agreed between the Parties. Without limiting the foregoing, Sanofi or its Affiliate shall be the holder of the Marketing Approval for any Licensed Product #1 in the Field to the extent the relevant applications have been filed by Sanofi or its Affiliate. Sanofi shall lead all interactions with all Regulatory Authorities in all regions. [***]

Biontech shall have the right (but not the obligation) to participate in and attend with Sanofi (with not less than two representatives from Biontech) all meetings with Regulatory Authorities in the Biontech Territory, to the extent permitted by the relevant Regulatory Authority and Applicable Law.

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7.2 Pharmacovigilance. To the extent Sanofi or its Affiliate is the sponsor of a clinical trial with respect to a Licensed Product #1 in the Field, Sanofi or its Affiliate shall be the host of the clinical and pharmacovigilance related databases with respect to such clinical trial and shall be responsible for compliance with all Applicable Laws pertaining to the safety of such Licensed Product #1. Each Party shall comply with its respective obligations under the Safety Data Exchange Agreement entered into between the Parties dated October 4, 2018 (SDEA). For the avoidance of doubt, such agreement shall constitute a “SDEA” under Section 3.2.3 of the License Agreement.

8. Confidentiality and Data Privacy

8.1 For the avoidance of doubt: (a) any information disclosed by one Party to the other Party pursuant to this Agreement (including through any audit or inspection conducted pursuant to this Agreement or during any meeting of the Joint Project Team, Joint Steering Committee, Joint Manufacturing Committee or the Joint Financial Committee) shall constitute information related to the subject matter of the License Agreement for the purposes of the definition of “Confidential Information” under the License Agreement, and the provisions in such definition and Section 8 of the License Agreement shall apply to such information accordingly; and (b) the Sanofi Co-Development Technology, Co-Development Background Technology of Sanofi, Regulatory Documentation filed by Sanofi or its Affiliate and Clinical Data shall constitute Sanofi’s Confidential Information (in respect of which Sanofi is the Disclosing Party and Biontech the Receiving Party) and the Biontech Co-Development Technology, CMC Technology and Co-Development Background Technology of Biontech shall constitute Biontech’s Confidential Information (in respect of which Biontech is the Disclosing Party and Sanofi the Receiving Party).

8.2 Notwithstanding any other term of this Agreement, neither Party shall, or shall be required to, transfer to the other Party, any personal data if either Party, acting reasonably, determines that such transfer or any subsequent processing of such personal data would not comply with any Applicable Laws relating to the transfer and processing of such personal data. Each Party shall ensure that any transfer and subsequent processing of such personal data by it under or in connection with this Agreement is lawful, and if required the Parties shall negotiate in good faith and seek to enter into such agreements as are reasonably required to ensure the same, including, where applicable, entering into the Standard Contractual Clauses published by the European Commission. For the purposes of this Section 8.2, “personal data” and “process” shall be construed in accordance with the EU General Data Protection Regulation 2016/679.

9. Term and Termination.

9.1 Term. This Agreement shall be effective from the Effective Date and shall continue until the completion of all Co-Development Activities and CMC Activities, unless terminated earlier in accordance with Section 9.2 or otherwise agreed between the Parties (the Term).

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9.2 Termination.

9.2.1 This Agreement shall terminate automatically:

(a) in the event of any termination or expiry of the License Agreement in its entirety;

(b) in the event of any termination of the License Agreement on a Licensed Product-by-Licensed Product basis, where such Licensed Product is Licensed Product #1, under Section 12.3.1 or Section 12.3.2 of the License Agreement; or

(c) in the event of any termination of the Co-Development of an Option Product under Section 12.2.2 or Section 12.3.4 of the License Agreement, where such Option Product is Licensed Product #1.

9.2.2 Either Party may terminate this Agreement with immediate effect by written notice to the other Party:

(a) if the other Party materially breaches any of its material obligations hereunder and fails to cure such breach [***] following its receipt of written notice thereof from the first Party. In the event of a dispute between the Parties as to whether a material breach has occurred, either Party may refer such dispute to the dispute resolution process set out in Section 13.7 of the License Agreement. Any right to terminate under this Section 9.2.2(a) or Section 12.3.4 of the License Agreement and the cure period shall be suspended in the event that, during the cure period, the Party alleged to have been in material breach shall have in good faith initiated dispute resolution in accordance with Section 13.7 of the License Agreement with respect to the alleged breach, which suspension shall continue until such dispute has been resolved in accordance with Section 13.7 of the License Agreement; or

(b) if the other Party breaches its payment obligations under this Agreement with respect to an aggregate outstanding amount of at least [***] and such Party fails to cure such breach within [***] following its receipt of written notice thereof from the first Party.

9.3 Consequences of Termination or Expiry.

9.3.1 General consequences.

(a) In the event of any termination or expiry of this Agreement:

(i) within [***] of such termination or expiry, each Party shall return or deliver to the other Party all of the other Party’s Confidential Information disclosed to such Party under this Agreement, as well as any of the other Party’s materials delivered by the other Party under this Agreement, provided that each Party shall be permitted to retain and use any Confidential Information of the other Party which is necessary or useful for such Party to exercise any remaining rights or perform its remaining obligations under this Agreement or under the License Agreement; and

(ii) within [***] of such termination or expiry, the Parties shall reconcile the Shared Development Costs incurred prior to the date of such termination or expiry (to the extent not previously reconciled under Section 3.3.4), in accordance with the principles set out in Sections 3.1 and 3.2, and shall promptly make any required payments to the other Party as a result of such reconciliation. Except as set forth in Sections 9.3.2(a)(iii) and 9.3.2(c), any Additional Co-Development Costs, to the extent not already paid by Biontech as of the date of such termination or expiry, shall become immediately payable by Biontech.

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9.3.2 Specific consequences.

(a) In the event of any termination of this Agreement as a result of Sanofi’s termination of the entirety of the License Agreement under Section 12.2.1 (Termination by Sanofi for convenience) of the License Agreement, in addition to the termination events set out in Section 12.4.2 of the License Agreement:

(i) at Biontech’s written request, Sanofi shall: (1) transfer control to Biontech of any ongoing clinical trial being conducted by or on behalf of Sanofi under the Development Plan as of the effective date of termination and (2) continue to conduct such clinical trial (the costs of which as between the Parties, and the invoicing and reconciliation of such costs, shall continue to be governed by Section 3), for up to [***] to enable such transfer to be completed without interruption of any such clinical trial, whereupon after such transfer Biontech will assume the costs of such clinical trial, provided that, with respect to any such clinical trial for which such transfer is expressly prohibited by the applicable Regulatory Authority, Sanofi shall continue to conduct such clinical trial to completion, at Sanofi’s cost and expense;

(ii) the licenses granted to Biontech under Section 4.5 of this Agreement shall survive; and

(iii) for any Additional Co-Development Costs, to the extent not already paid by Biontech as of the date of such termination, the payment schedule pursuant to Section 6.3.4 shall continue to apply.

(b) In the event of any termination of this Agreement as a result of Biontech’s termination of co-Development of Licensed Product #1 under Section 12.2.2 (Termination of co-development by Biontech for convenience) of the License Agreement, for the avoidance of doubt, (i) the termination consequences set forth in Section 12.4.4 of the License Agreement shall apply; and (ii) the licenses granted to Sanofi under Sections 7.3.1 and 7.3.3(ii) of the License Agreement and under Section 4.6 of this Agreement shall survive.

(c) In the event of any termination of this Agreement as a result of Biontech’s termination of the License Agreement under Section 12.3.1 (Termination for Sanofi’s breach) or Section 12.3.3 (Termination for Sanofi’s insolvency) of the License Agreement, whether in its entirety or with respect to Licensed Product #1 only, in addition to the termination events set out in Section 12.4.6 of the License Agreement, (1) Section 9.3.2(a)(i) of this Agreement shall apply with respect to any ongoing clinical trial conducted by or on behalf of Sanofi under the Development Plan as of the effective date of such termination; (2) the Clinical Supply Agreement shall automatically terminate with respect to Licensed Product #1 (and such termination shall be treated as a termination by Sanofi pursuant to Section 12.3(c) of the Clinical Supply Agreement); (3) the licenses granted to Biontech under Section 4.5 of this Agreement shall survive; and (4) for any Additional Co-Development Costs, to the extent not already paid by Biontech as of the date of such termination, the payment schedule pursuant to Section 6.3.4 shall continue to apply.

(d) In the event of any termination of this Agreement as a result of Sanofi’s termination of the License Agreement under Section 12.3.2 (termination for Biontech’s breach) or Section 12.3.3 (termination for Biontech’s insolvency) of the License Agreement (whether in its entirety or with respect to Licensed Product #1 only), in addition to the termination events set out in Section 12.4.8 of the License Agreement:

(i) within [***] after such date of termination, Biontech shall provide to Sanofi a report containing the details set out in Section 2.5(a) to (d) with respect to the Co-Development Activities performed by or on behalf of Biontech prior to the date of such termination, to the extent not previously reported to Sanofi under Section 2.5;

Development Agreement

(ii) promptly upon Sanofi’s request: (1) Biontech shall assign (or, in the case of agreements relating to Licensed Product #1 and other products being Developed or Commercialized by Biontech, partially assign) to Sanofi, to the extent assignable (or partially assignable, as applicable), Biontech’s rights in any or all agreements with Biontech’s Approved Co-Development Third Parties to the extent related to the Co-Development Activities; and (2) Biontech shall provide copies of such agreements to Sanofi. To the extent that any such agreement is not assignable (or partially assignable, as applicable) by Biontech, then such agreement shall not be assigned (or partially assigned, as applicable), and upon the request of Sanofi, Biontech shall cooperate with Sanofi in good faith and allow Sanofi to obtain and to enjoy the benefit of such agreement (or, in the case of any agreement relating to Licensed Product #1 and other products being Developed or Commercialized by Biontech, such agreement to the extent relating to Licensed Product #1) in the form of a license or such other rights;

(iii) to the extent the Manufacturing process with respect to Licensed Product #1 has not completely transferred to Sanofi pursuant to Section 3.3.4 of the License Agreement, at Sanofi’s request: (1) Biontech shall transfer such Manufacturing process to Sanofi or its designee or (2) continue to supply to Sanofi with clinical quantities of Licensed Product #1 in the Field subject to a supply agreement to be negotiated and agreed in good faith between the Parties, until the earlier of: (i) [***] after the effective date of termination; or (ii) such Manufacturing process having been completely transferred to Sanofi, or establishment by Sanofi of an alternative supply for such Licensed Product on commercially reasonable terms; and

(iv) Biontech shall, at Sanofi’s written request, (a) transfer control to Sanofi of any ongoing clinical trial being conducted by or on behalf of Biontech under the Development Plan as of the effective date of termination and (b) continue to conduct such clinical trials, at Biontech’s cost in the case of termination of the License Agreement under Section 12.3.2 (termination for Biontech’s breach) of the License Agreement, and at Sanofi’s cost in the case of termination under Section 12.3.3 (termination for Biontech’s insolvency) of the License Agreement in the case of, for up to [***] to enable such transfer to be completed without interruption of any such clinical trial, whereupon after such transfer Sanofi will assume the costs of such clinical trial, provided that, with respect to any such clinical trial for which such transfer is expressly prohibited by the applicable Regulatory Authority, Biontech shall continue to conduct such clinical trial to completion, at Biontech’s cost and expense;

(e) In the event of any termination of this Agreement as a result of Sanofi’s termination of the co-Development of Licensed Product #1 under Section 12.3.4 (termination for Biontech’s breach of co-development obligations) of the License Agreement or any termination by Sanofi of this Agreement under Section 9.2.2, for the avoidance of doubt, Section 12.4.9 of the License Agreement shall apply, and the following provisions shall apply in addition:

(i) Biontech shall grant to Sanofi: (a) an exclusive, transferable, worldwide license, with the right to sublicense (subject to Section 7.3.4 of the License Agreement), under the Biontech Background Technology in Schedule D of the License Agreement, Biontech’s interest in the Joint Collaboration Technology (if any), Biontech Co-Development Technology and Biontech Foreground Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized Licensed Product #1 in the Field;

Development Agreement

and (b) a non-exclusive, transferable, worldwide license, with the rights to sublicense (subject to Section 7.3.4 of the License Agreement), under the Biontech Background Technology (to the extent not set out in Schedule D of the License Agreement) to Develop, have Developed, make, have made, Commercialize and have Commercialized Licensed Product #1 in the Field. For the avoidance of doubt, the foregoing licenses shall not limit Section 7.3 of the License Agreement, and shall not be affected by any termination of the License Agreement (whether in its entirety or with respect to a product). For the purposes of Section 7.3.4(a) of the License Agreement, the phrase “the rights granted to such Party pursuant to Section 7.3.1 to 7.3.3” shall be deemed to also include the rights granted to Sanofi under this Section 9.3.2(e)(i), and for the purposes of Section 7.3.4(b) of the License Agreement, the phrase “the rights granted to it under Section 7.3.1(b) or 7.3.2(b)” shall be deemed to also include rights granted to Sanofi under this Section 9.3.2(e)(i);

(ii) the licenses granted to Sanofi under Section 4.6 shall survive;

(iii) Biontech shall no longer have the right to co-Develop or co-Commercialize Licensed Product #1;

(iv) any milestones payable by Sanofi pursuant to Section 6 of the License Agreement with respect to Licensed Product #1 shall be reduced by [***] and any royalties payable by Sanofi pursuant to Section 6 of the License Agreement to the extent relating to the Net Sales of Licensed Product #1 shall be reduced by [***] and

(v) the events set out in Section 9.3.2(d)(i) to (iv) shall apply.

9.3.3 Survival. Upon the expiry or termination of this Agreement, the provisions of this Agreement shall no longer be of any force or effect, save for the following provisions which shall survive such expiry or termination: Sections 1, 2.6.1 (for the duration set out therein), 2.7 (first sentence), 4 (in accordance with Sections 4.14 and 9.3.2), 8.1, 9.3, 10 and 11 (including the Sections of the License Agreement as incorporated into this Agreement under Section 11.4).

10. Disclaimer of Warranties; Limitation of Liability

10.1 For the avoidance of doubt, the Co-Development Activities constitute Development to be conducted under the License Agreement, and accordingly the provisions of Section 9.3 of the License Agreement shall apply accordingly.

10.2 For the avoidance of doubt, Section 10.3 of the License Agreement shall also apply with respect to this Agreement.

11. General Provisions.

11.1 This Agreement shall be governed by the laws of Germany without reference to its conflict of laws provision. Any dispute arising out of this Agreement shall be constitute a dispute arising between the Parties in connection with the License Agreement, and accordingly Section 13.7 and the second, third and fourth sentences of Section 13.8 of the License Agreement shall apply to any such dispute, subject to Sections 2.8.5, 6.3 and 6.5.3.

Development Agreement

11.2 This Agreement (including the Schedules to this Agreement), together with the License Agreement and the Clinical Supply Agreement, represent the entire understanding between the Parties with respect to the subject matter hereof and supersedes all previous oral or written communication or agreements, and all contemporaneous oral communication and agreements between the Parties. Each Party acknowledges and agrees that, if there is any conflict between any provision of this Agreement and any provision of the License Agreement or the Clinical Supply Agreement, such provision of this Agreement shall prevail to the extent of such conflict.

11.3 This Agreement many only be amended, modified or supplemented by the Parties in writing. The same applies to this Section 11.3.

11.4 Sections 13.1, 13.4, 13.5, 13.6, 13.9 and 13.10 of the License Agreement shall be incorporated by reference into this Agreement (and any reference to “this Agreement” in each such incorporated provision shall be construed as a reference to this Agreement).

[Signatures on the Following Page]

Development Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

SANOFI

By:	[***]
Name:	[***]
Title:	[***]

Date:	December 22, 2018

By:	[***]
Name:	[***]
Title:	[***]

Date:	December 22, 2018

BIONTECH RNA PHARMACEUTICALS GMBH

By:	[***]
Name:	[***]
Title:	[***]

Date:	December 22, 2018

Development Agreement

Schedule A - Approved Co-Development Third Parties

Approved Co-Development Third Parties of Sanofi:

[***]

Approved Co-Development Third Parties of Biontech:

[***]

Development Agreement

Schedule B –Licensed Product #1

SAR441000 - A Mixture containing the following:

•	mRNA encoding Interferon alpha

•	mRNA encoding IL12

•	mRNA encoding IL15sushi

•	mRNA encoding GM-CSF

Development Agreement

Schedule C – Development Plan

[***]

Development Agreement

Schedule D – CMC Development Plan

[***]